Exhibit 10.17

DEL TACO RESTAURANTS, INC. OMNIBUS INCENTIVE PLAN
EMPLOYEE NONQUALIFIED Stock OPTION NOTICE AND AGREEMENT
To: [______________] (referred to herein as “you”)
DEL TACO RESTAURANTS, INC. (the “Corporation”) is pleased to confirm that you have been granted a Nonqualified Stock Option (“Option”) award (this “Award”), effective [_______] (the “Award Date”). This Award is subject to the terms of this Employee Nonqualified Stock Option Notice and Agreement (this “Agreement”) and is made under the DEL TACO RESTAURANTS, INC. OMNIBUS INCENTIVE PLAN (the “Plan”) which is incorporated into this Agreement by reference. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.

1.
Acceptance of Terms and Conditions. By acknowledging and accepting this Award within 30 days after the date of notification to you of the grant of this Award (“Notification Date”), you agree to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Corporation in connection with Awards issued under the Plan, and understand that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Corporation or any of its subsidiaries (collectively, the “Del Taco companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Corporation. In order to vest in shares underlying the Option described in this Agreement, you must accept this Award, and return a countersigned copy of this Agreement to Steve Brake, EVP, Chief Financial Officer, within thirty (30) days of the Award Date.

2.
Grant of Nonqualified Stock Option. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, the Corporation hereby grants you as of the Award Date an Option to purchase up to [__________] shares of Common Stock, $0.0001 par value per share, of the Corporation (the “Stock”) at an exercise price, (the “Exercise Price”) of $[______] per-share, which is not less than the Fair Market Value of a share of Stock on the Award Date. The Option shall terminate on the seventh anniversary of the Award Date; provided, however, that the Option may be terminated earlier as provided in Sections 5, 6 and 7 hereof.

3.
Exercisability of the Option. For each of the below-stated “Vesting Dates” on which you continue to be employed by the Del Taco companies, you will vest in the below-stated percentage of the total number of shares of Stock subject to this Award:

Vesting Date	Percentage of Option Vesting As of this Date	Total Vested Portion of Option As of this Date

The portion of the Option which has become vested and exercisable as described herein is hereinafter referred to as the “Vested Portion.” Notwithstanding the forgoing, the Option shall not be transferable by you by means of sale, assignment, exchange, pledge, offset or otherwise. Manner of Exercise and Payment. Except as otherwise provided in the Plan and this Agreement, you will be entitled to exercise this Option with respect to the Vested Portion as follows:

a.
Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised from time to time by delivery of written notice in substantially the form attached hereto or such other form as the Committee may require from time to time (the “Exercise Notice”) to the Corporation. The Exercise Notice shall state that you are electing to exercise the Option, shall set forth the number of shares of Stock in respect of which the Option is being exercised (the “Purchased Shares”) and shall be signed by you or, where applicable, by the Optionee’s legal representative.

b.
Deliveries. The Exercise Notice shall be accompanied by payment in full of the aggregate Exercise Price with respect to the portion of the Option being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made in cash or by check or wire transfer; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by (i) the delivery to the Corporation of a certificate or certificates representing Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Corporation good and valid title to such Stock, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued at the aggregate Fair Market Value thereof on the date of such exercise), or (ii) to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; provided, in each case where applicable, that the Corporation is not then prohibited from purchasing or acquiring such shares of Stock, or (iii) such other method of payment as the Compensation Committee of the Board of Directors of the Corporation (the “Board”), in its discretion, deems appropriate.

c.
Issuance of Shares of Stock. Upon receipt of the Exercise Notice, full payment for the Purchased Shares and subject to Sections 4(d) and 4(f) below, the Corporation shall take such action as may be necessary under Applicable Law to effect the issuance to you of the Purchased Shares.

d.
Conditions. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the shares of Stock under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”), that the Committee shall in good faith determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any shares of Stock upon such exercise to comply with any Legal Requirements.

e.
Exercise During Your Lifetime. During your lifetime, the Option shall be exercisable only by you. In the event of your death, to the extent that the Vested Portion of the Option remains as provided in Section 5, it shall be exercisable by your estate’s executor or administrator, or the person or persons to whom your rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 5 (and the term “you” shall be deemed to include such person or persons). Any such executor or administrator or other person or persons shall have all of your rights and the obligations herein.

f.
Rights as a Stockholder. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Stock until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and you shall have paid the full purchase price for the number of shares of Stock in respect of which the Option was exercised and any withholding taxes due, (b) the Corporation shall have issued the shares of Stock to you, and (c) your name shall have been entered as a shareholder of record on the books of the

Corporation. Upon the occurrence of all of the foregoing events, you shall have full ownership rights with respect to such shares of Stock.

4.
Death or Total Disability. In the event that you cease active employment with the Corporation because of your death or permanent and total “Disability” (as such term is defined under Code Section 409A), the Vested Portion of the Option shall continue to be exercisable by you (or your estate) for a period of one year from the date of death or Disability. Any portion of the Option that remains outstanding after such one year period shall expire and be forfeited as of the first anniversary of death or Disability.

5.
Termination of Employment. For purposes of this Agreement, your “Termination of Employment” shall be deemed to occur on your “separation from service” as such term is defined under Code Section 409A. In the event of your Termination of Employment other than by reason of your death or Disability, the following provisions shall apply:

a.
Termination for any reason other than Cause. If you voluntarily terminate your employment or if your employment with the Corporation is terminated by the Corporation without Cause, as defined below, (i) the unvested portion of the Option shall terminate on, and shall be of no further force or effect from and after, the date of such Termination of Employment; and (ii) the Vested Portion of the Option shall be exercisable by you for a period of 90 days following the date of such Termination of Employment, except as provided in and subject to Sections 2 and 4. If you do not exercise any portion of the Option within the 90 day period, such unexercised Vested Portion shall terminate and shall be of no further force or effect following the close of business on the last day of the 90-day period.

b.
Termination For Cause. If your employment is terminated for Cause, both the vested and unvested portions of the Option shall immediately be cancelled without payment of any consideration. The term “Cause” shall have the meaning given to such term in your employment contract with the Corporation, or, if no such contract or other applicable definition exists as of Termination of Employment, Cause shall mean (a) your failure to perform your duties as an employee or to comply with any material provision of any contract or agreement you have with the Corporation or any significant Corporation policy, where such failure is not cured by you within thirty (30) days after receiving written notice specifying in reasonable detail the nature of the failure, (b) a breach of your fiduciary duty to the Corporation by reason of receipt of personal profits, (c) conviction of a felony, (d) your Wrongful Conduct as defined in Section 8 below, or (e) any other willful and gross misconduct or breach of loyalty to the Corporation committed by you.

6.
Change in Control. In the event of a Change in Control of the Corporation, any unvested portion of the Option shall become fully vested as of the effective date of such Change in Control and shall be subject to adjustment, substitution and/or cancellation under the terms of Section 2.3(b) of the Plan. The term “Change in Control” shall mean the consummation or effectiveness of any of the following events:

(i) individuals who, as of the date of this Agreement, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment or election, or nomination for election, by the Corporation’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the date of this Agreement occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) other than the Board;
(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Corporation or (y) any of its Subsidiaries, but in the case of this clause (y) only if Corporation Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Corporation equal to or greater than 50% of the total gross fair market value of the assets of the Corporation (a “Sale”), unless, immediately following such Reorganization or Sale, all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Corporation’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Corporation Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Corporation or all or substantially all the Corporation’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Corporation Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Corporation or a Subsidiary;
(iii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation, unless such liquidation or dissolution is part of a transaction or series of transactions described in clause (ii), above, that does not otherwise constitute a Change in Control; or
(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Corporation Voting Securities that is equal to or greater than 50%; provided, however, that for purposes of this clause (iv) only (and not for purposes of clauses (i) through (iii), above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Corporation or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or (C) any acquisition by an underwriter temporarily holding such Corporation Voting Securities pursuant to an offering of such securities, above.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Corporation.

7.
Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if you engage in any activity inimical, contrary or harmful to the interests of the Corporation, including but not limited to: (1) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Corporation, (2) soliciting any present or future employees or customers of the Corporation to terminate such employment or business relationship(s) with the Corporation, (3) disclosing or misusing any confidential information regarding the Corporation, or (4) disparaging or criticizing, orally or in writing, the business, products, policies, decisions, directors, officers or employees of Corporation or any of its affiliates to any person (such activities to be collectively referred to as “Wrongful Conduct”), then (i) unvested Options shall terminate automatically on the date on which you first engaged in such Wrongful Conduct and (ii) at the request of the Corporation, you shall forfeit or pay to the Corporation in cash any financial gain you realized from the vesting and exercise of the Options within the 12-month period immediately preceding such Wrongful Conduct, within the limitations proscribed by Applicable Laws and public policy. By accepting this Award, you consent to and authorize, and your spouse, if any, consents to and authorizes, the Corporation to deduct from any amounts payable by the Corporation to you, any amounts you owe to the Corporation under this Section 8.

Subject to compliance with all Applicable Laws, the Board may make retroactive adjustments to, and you shall reimburse the Corporation for, any amounts paid to you under the Award where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that you otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from your misconduct. In each such instance, the Corporation will, to the extent practicable, seek to recover the amount by which your incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In each instance described above, the Corporation may, to the extent practicable and compliant with Applicable Laws, seek to recover the described incentive compensation for the relevant period, plus a reasonable rate of interest. By accepting this Agreement, you consent to and authorize, and your spouse, if any, consents to and authorizes, the Corporation to deduct from any amounts payable by the Corporation to you, any amounts you owe to the Corporation under this Section. This right of reimbursement is in addition to any other remedies the Corporation may have against you for any breach of this Agreement.

8.
Adjustments. If the number of outstanding shares of the Corporation’s Stock is changed as a result of a stock split or other corporate transaction described in Section 2.3(a) of the Plan, the number of shares of Stock subject to this Award shall be adjusted pursuant to the terms of the Plan to reflect such change in the outstanding shares of Stock of the Corporation, as determined to be appropriate, in the complete and sole discretion of the Board.

9.
Rights as a Shareholder. You shall have no rights as a shareholder of the Corporation in respect of the Options, including, but not limited to, the right to vote or to receive dividends, until and unless the conditions of Section 4 have been satisfied.

10.
Public Offer Waiver. By voluntarily accepting this Award, you acknowledge and understand that your rights under the Plan are offered to you strictly as an employee of the Corporation and that this Award of an Option is not an offer of securities made to the general public.

11.
Conformity with the Plan. This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan. If any conflicts exist between any term or provision contained in this Agreement and a term or provision of the Plan, or the Voting Agreement, the term or provision in the Plan shall control.

12.
Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement, the Plan, or any Plan prospectus will be determined and resolved by the Board or its authorized delegate. Such determination or resolution by the Board or its authorized delegate will be final, binding and conclusive for all purposes.

13.
No Rights to Continued Employment. By voluntarily acknowledging and accepting this Award, you acknowledge and understand that this Award shall not form part of any contract of employment between you and any of the Del Taco companies. Nothing in the Agreement or the Plan confers on you any right to continue in the employ of the Corporation or any of its Subsidiaries or in any way affects the right to terminate your employment with the Corporation or any of its Subsidiaries without prior notice at any time or for any reason. You further acknowledge that this Award is for future services to the Corporation and/or its Subsidiaries and is not under any circumstances to be considered compensation for past services.

14.
Consent to Transfer Personal Data. By accepting this Award, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Section. You are not obliged to consent to such collection, use, processing and transfer of personal data. The Corporation holds certain personal information about you, that may include your name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Corporation, details of all options or any other entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Corporation and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Corporation may further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporation.

15.
Federal Taxes. Upon exercise of the Option in accordance with this Agreement, United States taxpayers shall recognize taxable income in respect of the Stock, and the Corporation shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate. Participants outside of the United States may be required to recognize taxable income at a time other than the date of the final distribution in accordance with local tax laws. You should consult your personal tax advisor for more information concerning the tax treatment of your Option.

16.	Miscellaneous.

a.
Modification. The Award of this Option is documented by the records of the Board or its delegate which shall be the final determinant of the number of shares granted and the conditions of this Agreement. The Board may amend or modify this Award in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall impair your rights under this Agreement without your consent or violate the provisions of Applicable Laws. Except as in accordance with the two immediately preceding sentences and Section 18, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

b.
Governing Law. All matters arising under this Agreement, including matters of validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to any state’s conflict of law principles. You and the Corporation agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in California, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

c.
Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

d.
Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

e.
Impact Upon Termination of Employment. By voluntarily acknowledging and accepting this Award, you agree that no benefits accruing under the Plan will be reflected in any severance or indemnity payments that the Corporation may make or be required to make to you in the future, regardless of the jurisdiction in which you may be located.

17.
Confidentiality. You agree that you will not disclose the existence or terms of this Agreement to any employees of the Corporation, other than the Chief Executive Officer, or third parties with the exception of your accountants, attorneys, spouse or qualified domestic partner and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

18.
Amendment. By accepting this Award, you agree that the granting of the Award is at the discretion of the Board and that acceptance of this Award is no guarantee that future Awards will be granted under the Plan. Notwithstanding anything in this Agreement or the Plan to the contrary, this Award may be amended by the Corporation without your consent, including but not limited to modifications to any of the rights granted to you under this Agreement, at such time and in such manner as the Corporation may consider necessary or desirable to reflect changes in Applicable Laws. You understand that the Corporation may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan at any time without limitation.
* * *

DEL TACO RESTAURANTS, INC. ________________________________________ By: ______________________________ Its: ______________________________

By acknowledging and accepting this Award within 30 days after the Award Date, you agree to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Corporation in connection with Awards issued under the Plan.

Agreed to and Accepted by:
Participant
______________________________________
Name:
Date: